Exhibit 5.1

2200 Ross Avenue, Suite 2800 Dallas, TX 75201 Telephone: 214-740-8000 Fax: 214-740-8800 www.lockelord.com

August 30, 2016

Comstock Resources, Inc.

5300 Town and Country Blvd., Suite 500

Frisco, TX 75034

Ladies and Gentlemen:

We have acted as counsel to Comstock Resources, Inc., a Nevada corporation (the “Company”), and its subsidiary guarantor co-registrants (the “Co-Registrants”, and together with the Company, the “Registrants”), in connection with the preparation of the Registration Statement on Form S-4 (the “Registration Statement”) to be filed on the date hereof by the Registrants with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to the registration by the Company of (i) $791,875,000 in aggregate principal amount of Senior Secured Toggle Notes due 2020 (the “New Senior Secured Notes”); (ii) $288,516,000 in aggregate principal amount of 7 3⁄4% Convertible Secured PIK Notes due 2019 (the “New 2019 Convertible Notes”); (iii) $174,607,000 in aggregate principal amount of 9 1⁄2% Convertible Secured PIK Notes due 2020 (the “New 2020 Convertible Notes”, and together with the New Senior Secured Notes and the New 2019 Convertible Notes, the “Debt Securities”); (iv) warrants to purchase common stock of the Company (“Warrants”); (v) shares of common stock of the Company (the “Common Stock”) issuable upon exercise of the Warrants (the “Underlying Shares”); (vi) shares of Common Stock issuable upon the conversion of the New 2019 Convertible Notes and the New 2020 Convertible Notes (the “Conversion Shares”); and (vii) guarantees of the Company’s Debt Securities by the Co-Registrants (the “Guarantees”) (items (i) through (vii) above are collectively referred to herein as the “Securities”). The Securities are to be offered and exchanged in the manner described in the Registration Statement (the “Exchange Offer”).

Each of the Debt Securities and the corresponding Guarantees will be issued pursuant to indentures to be entered into by the Company, each of the Co-Registrants, as guarantors, and American Stock Transfer & Trust Company, LLC, as trustee (the “Trustee”), in the forms filed as Exhibits 4.11-4.13 to the Registration Statement (each an “Indenture,” and collectively, the “Indentures”). The Warrants will be issued pursuant to a warrant agreement in a form filed as Exhibit 4.10 to the Registration Statement (the “Warrant Agreement”).

In connection with this opinion, we have examined originals or copies, certified, or otherwise identified to our satisfaction, of: (i) the Registration Statement and the exhibits thereto; (iii) the prospectus contained in the Registration Statement (the “Prospectus”); and (iii) the Statements of Eligibility of the Trustee on Form T-1 under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), that

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Comstock Resources, Inc.

August 30, 2016

are filed as Exhibits 25.1-25.3 to the Registration Statement. We have also reviewed such other documents and records of the Company and each Co-Registrant and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company and each Co-Registrant and others, and such other documents as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

We have relied as to certain matters on information obtained from public officials, officers of the Company and other sources believed by us to be responsible. In addition, we have relied upon the opinion of Woodburn and Wedge with respect to certain matters relating to the due incorporation and valid existence of the Registrants and the corporate power and authority of the Registrants to execute, deliver and perform the Indentures, the Debt Securities, the Warrant Agreement, and the Warrants.

In rendering the opinions contained herein, we have, with your permission, made the following assumptions: (i) all documents submitted to or reviewed by us, including all amendments and supplements thereto, are accurate and complete and, if not originals, are true, correct, and complete copies of the originals; (ii) the signatures on each of such documents by the parties thereto are genuine; (iii) each individual who signed such documents had the legal capacity to do so; and (iv) all persons who signed such documents on behalf of a business entity (other than the Registrants) were duly authorized to do so. We have assumed that there are no amendments, modifications, or supplements to such documents other than those amendments, modifications, and supplements that are known to us.

In rendering the opinions expressed in paragraphs 1 through 3 below with respect to the Securities referred to therein, we have additionally assumed that: (i) the Trustee will have all requisite power and authority to execute, deliver, and perform its obligations under the Indentures; (ii) at the time of execution of the Indentures, the execution and delivery thereof and the performance of such obligations will have been duly authorized by all necessary action on the Trustee’s part, and the Indentures will have been duly delivered by it; (iii) at the time of execution of the Indentures, each of the Indentures will be enforceable against the Trustee in accordance with the terms thereof; (iv) the Indentures will be duly qualified under the Trust Indenture Act of 1939, as amended; (v) any supplemental indenture to the Indentures, pursuant to which any Debt Securities and Guarantees are issued, will comply with the Indentures as theretofore supplemented, and the form and terms of such Debt Securities and Guarantees will comply with the Indentures as then supplemented; (vi) each of the Company and the Co-Registrants is and at all times material hereto will be a corporation, limited partnership, or limited liability company (as applicable) duly organized and validly existing under the laws of the jurisdiction under which it is currently organized; and (vii) the Indentures actually entered into by the Company, the Co-Registrants, and Trustee will not deviate in any material or substantial respect from the Indentures, such that any deviation would alter our opinions contained herein.

Comstock Resources, Inc.

August 30, 2016

We have also assumed that:

i. the Registration Statement will be effective and will comply with all applicable laws at the time the Securities are issued as contemplated by the Registration Statement;

ii. the existing 10% Senior Secured Notes due 2020, 7 3⁄4% Senior Notes due 2019, and 9 1⁄2% Senior Notes due 2020 of the Company (together, the “Existing Notes”) will have been exchanged in the manner described in the prospectus forming a part of the Registration Statement;

iii. the Registrants will have obtained any legally required consents, approvals, authorizations and other orders of the Commission and any other federal regulatory agencies necessary for the Securities to be exchanged, offered and sold in the manner stated in the Registration Statement and any applicable appropriate prospectus supplement;

iv. all Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and any applicable appropriate prospectus supplement; and

v. the Securities will be issued and sold in the forms and containing the terms set forth in the Registration Statement and any applicable appropriate prospectus supplement.

Our opinions set forth below are subject to (a) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium, or other similar laws now or hereafter in effect relating to creditors’ rights generally, (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity), (c) public policy considerations which may limit the rights of parties to obtain remedies, (d) the waivers of any usury defense contained in the Indentures which may be unenforceable, (e) requirements that a claim with respect to any Debt Securities denominated in a currency, currency unit, or composite currency other than United States dollars (or a judgment denominated other than United States dollars in respect of such claim) be converted into United States dollars at a rate of exchange prevailing on a date determined pursuant to applicable law, and (f) governmental authority to limit, delay, or prohibit the making of payments outside the United States or in foreign currencies, currency units, or composite currencies (collectively, these qualifications and limitations are referred to herein as the “Enforceability Qualifications”).

Based upon and subject to the foregoing, and subject also to the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that:

1)

When New Senior Secured Notes have been duly authorized by all necessary corporate action of the Company, and when the New Senior Secured Notes have been duly executed, authenticated and delivered in accordance with the Indenture governing the New Senior

Comstock Resources, Inc.

August 30, 2016

Secured Notes against receipt of the 10% Senior Secured Notes due 2020 surrendered in the exchange therefor in accordance with the terms of the Exchange Offer, the New Senior Secured Notes will constitute binding obligations of the Company and the Guarantees thereof will be binding obligations of the Co-Registrants.

2)	When New 2019 Convertible Notes have been duly authorized by all necessary corporate action of the Company, and when the New 2019 Convertible Notes have been duly executed, authenticated and delivered in accordance with the Indenture governing the New 2019 Convertible Notes against receipt of the 7 3⁄4% Senior Notes due 2019 surrendered in the exchange therefor in accordance with the terms of the Exchange Offer, the New 2019 Convertible Notes will constitute binding obligations of the Company and the Guarantees thereof will be binding obligations of the Co-Registrants.

3)	When New 2020 Convertible Notes have been duly authorized by all necessary corporate action of the Company, and when the New 2020 Convertible Notes have been duly executed, authenticated and delivered in accordance with the Indenture governing the New 2020 Convertible Notes against receipt of the 9 1⁄2% Senior Notes due 2020 surrendered in the exchange therefor in accordance with the terms of the Exchange Offer, the New 2020 Convertible Notes will constitute binding obligations of the Company and the Guarantees thereof will be binding obligations of the Co-Registrants.

4)	When the Warrant Agreement has been duly authorized by all necessary corporate action of the Company, and the Warrants issued upon receipt of the 10% Senior Secured Notes due 2020 surrendered in the exchange therefor in accordance with the terms of the Exchange Offer, the Warrants will be binding obligations of the Company.

5)	When the Underlying Shares have been duly authorized by all necessary corporate action of the Company and issued upon the exercise of the Warrants, the Underlying Shares will be validly issued, fully paid and non-assessable.

6)	When the Conversion Shares have been duly authorized by all necessary corporate action of the Company and issued upon conversion of the New 2019 Convertible Notes or New 2020 Convertible Notes, as the case may be, the Conversion Shares will be validly issued, fully paid and non-assessable.

With respect to any agreement or instrument reviewed by us, that by its terms or otherwise is governed by the law of any jurisdiction other than the laws of the State of Texas or New York, our opinion herein is based solely on our understanding of the plain language of such agreement or instrument and we do not express our opinion with respect to the interpretation, validity, binding nature, or enforceability of any such agreement or instrument, and we do not assume any responsibility with respect to the effect on the opinions or statements set forth herein of any interpretation thereof inconsistent with such understanding.

Comstock Resources, Inc.

August 30, 2016

We do not express any opinion herein with respect to the law of any jurisdiction other than the States of Texas and New York, applicable federal law, and, based solely on the opinion of Woodburn and Wedge filed concurrently with our opinion as part of the Registration Statement, the General Corporation Law, Limited Partnership Act and Limited Liability Company Act, in each case of the State of Nevada.

This opinion is intended solely for your benefit. It is not to be quoted, in whole or in part, disclosed, made available to, or relied upon by any other person, firm, or entity without our express prior written consent. This opinion is limited to the specific opinions expressly stated herein, and no other opinion is implied or may be inferred beyond the specific opinions expressly stated herein.

This opinion is based upon our knowledge of the law and facts relevant to the transactions herein referenced as of the date hereof. We assume no duty to update or supplement this opinion to reflect any facts or circumstances that may hereafter come to our attention or to reflect any changes in any law that may hereafter occur or become effective.

We hereby consent to the filing of this opinion as part of the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the prospectus filed as a part thereof. Our consent to such reference does not constitute a consent under Section 7 of the Securities Act and in consenting to such reference you acknowledge that we have not reviewed and that we have not certified as to any part of the Registration Statement and that we do not otherwise come within the categories of persons whose consent is required under Section 7 or under the rules and regulations of the Securities and Exchange Commission thereunder.

Respectfully submitted,

/s/ Locke Lord LLP

Locke Lord LLP